                                                                  Rule 424(b)(3)
                                                      Registration No. 333-57813

                          NEXTLINK COMMUNICATIONS, INC.

                   PROSPECTUS SUPPLEMENT DATED MARCH 23, 1999
                        TO PROSPECTUS DATED JULY 24, 1998

     The Selling Stockholders table on pages 16-17 of the Prospectus is hereby amended to (i) update the information regarding the following entities included in the Prospectus and their respective number of shares of Preferred Stock and
(ii) include additional Selling Stockholders:

                                                             Number of Shares of
Selling Stockholders                                           Preferred Stock
--------------------                                           ---------------

Lindner Dividend Fund                                              855,000

Salomon Smith Barney Inc.(1)                                       392,000

Lindner Utility Fund                                                35,000








----------
(1) Formerly included as a Selling Stockholder under the name Smith Barney Inc.